                                                                      EXHIBIT 11
                         AMERICAN MEDICAL HOLDINGS, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)


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
                                           Three Months         Three Months
                                               Ended                Ended
                                         November 30, 1993    November 30, 1992
                                         -----------------    -----------------
SIMPLE
  Net income                                  $ 16,513             $ 10,561
                                              --------             --------
                                              --------             --------
  Average outstanding shares                    76,938               76,662
                                              --------             --------
                                              --------             --------
  Simple net income per share                 $   0.21             $   0.14
                                              --------             --------
                                              --------             --------

PRIMARY
  Net income                                  $ 16,513             $ 10,561
  Adjustment for interest on debentures,
   net of tax                                       72                   63
                                              --------             --------
  Net income for primary                      $ 16,585             $ 10,624
                                              --------             --------
                                              --------             --------
  Average outstanding shares                    76,938               76,662
  Common stock equivalents assuming
   exercise of stock options                     1,522                  457
  Common stock equivalents assuming
   conversion of debentures                        210                  210
                                              --------             --------
  Shares for primary                            78,670               77,329
                                              --------             --------
                                              --------             --------
  Primary net income per share                $   0.21 (1)         $   0.14 (1)
                                              --------             --------
                                              --------             --------

FULLY-DILUTED
  Net income  for primary                     $ 16,585             $ 10,624
  Adjustment for interest on debentures,
   net of tax                                      132                  123
                                              --------             --------
  Net income for fully-diluted                $ 16,717             $ 10,747
                                              --------             --------
                                              --------             --------
  Shares for primary                            78,670               77,329
  Common stock equivalents assuming
   additional conversion of debentures
   and exercise of stock options                   514                  721
                                              --------             --------
  Shares for fully-diluted                      79,184               78,050
                                              --------             --------
                                              --------             --------
  Fully-diluted net income per share          $   0.21 (1)         $   0.14 (1)
                                              --------             --------
                                              --------             --------


(1) The calculations for primary net income per share and fully-diluted net income per share are submitted in accordance with Regulation S-K Item
     601 (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces either no dilutive effect or the effect on dilution is less than 3%.
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